Exhibit 99.1

Hannon Armstrong Announces 35% Increase in Q1 2015 Core Earnings to $0.27 per Share

ANNAPOLIS, Md., May 6, 2015 /PRNewswire/ — Hannon Armstrong Sustainable Infrastructure Capital, Inc. (“Hannon Armstrong,” “we,” “our” or the “Company;” NYSE: HASI), a leading provider of debt and equity financing to the energy efficiency and renewable energy markets, today reported Core Earnings, a non GAAP financial measure, for the quarter ended March 31, 2015, of $7.4 million or $0.27 per share, an increase of 35% over the $0.20 per share in the same quarter last year.

On a GAAP basis, the Company recorded net income for the quarter ended March 31, 2015 of $2.1 million or $0.07 per share as compared to a $2.8 million or $0.17 per share in the same quarter in 2014. A reconciliation of our Core Earnings to GAAP net income is included in this press release.

“2015 has started stronger than 2014 and our pipeline for the rest of the year is robust with growth in the efficiency, wind and solar asset classes,” said CEO Jeffrey Eckel. “With the completion of our recent equity offering, we look forward to continuing to invest our new capital to support our sustainable yield returns.”

Highlights

•	Closed $167 million of transactions year to date through April 27, 2015 as compared to $132 million in the same period last year

•	Delivered 35% Core EPS Growth in Q1 2015 compared to Q1 2014

•	Raised $81 million in additional capital

•	Diversified pipeline of over $2 billion

Portfolio

Our Portfolio totaled $885 million at March 31, 2015 and included $306 million of energy efficiency investments, $537 million of renewable energy (wind and solar) transactions and $42 million of other sustainable infrastructure investments. The following is an analysis of our Portfolio by type of obligor and credit quality as of March 31, 2015, with 98% of the Debt and Real Estate portion of the Portfolio rated investment grade as shown below:

	Investment Grade
	Government(1)	Commercial Investment Grade(2)	Commercial Non- Investment Grade(3)	Subtotal, Debt and Real Estate	Equity Method Investment(4)	Total
	($ in millions)
Financing receivables	$304	$249	$1	$554	$—	$554
Financing receivables held-for-sale	40	—	—	40	—	40
Investments	—	9	14	23	—	23
Real estate(5)	—	130	—	130	—	130
Equity method investment	—	—	—	—	138	138

Total	$344	$388	$15	$747	$138	$885

% of Debt and Real Estate Portfolio	46%	52%	2%	100%	N/A	N/A
Average Remaining Balance(6)	$11	$9	$14	$10	$14	$10

(1)	Transactions where the ultimate obligor is the U.S. Federal Government or state or local governments where the obligors are rated investment grade (either by an independent rating agency or based upon our internal credit analysis). This amount includes $261 million of U.S. Federal Government transactions and $83 million of transactions where the ultimate obligors are state or local governments. Transactions may have guaranties of energy savings from third party service providers, the majority of which are entities rated investment grade by an independent rating agency.
(2)	Transactions where the projects or the ultimate obligors are commercial entities, including institutions such as hospitals or universities, that have been rated investment grade (either by an independent rating agency or based on our internal credit analysis). Of this total, $59 million of the transactions have been rated investment grade by an independent rating agency.
(3)	Transactions where the projects or the ultimate obligors are commercial entities, including institutions such as hospitals or universities, that have ratings below investment grade (either by an independent rating agency or using our internal credit analysis).
(4)	Consists of minority ownership interest in operating wind projects in which we earn a preferred return.
(5)	Includes the real estate and the lease intangible assets through which we receive scheduled lease payments, typically under long-term triple net lease agreements.
(6)	Excludes 73 transactions each with outstanding balances that are less than $1 million and that in the aggregate total $21 million.

First Quarter Financial Results

Hannon Armstrong reported first-quarter Core Earnings of $7.4 million or $0.27 per share, as compared with Core Earnings of $3.4 million, or $0.20 per share, in Q1 2014. The increase in Core Earnings is largely due to an increase in Core Net Investment Revenue, which increased to $7.6 million from $2.4 million in Q1 2014 due to an 82% growth in the Portfolio from Q1 2014. This increase was offset by a decrease in other investment revenue of $0.2 million and an increase of $1.0 million in Core Other Expenses, net to $3.3 million from $2.3 million in Q1 2014. Core Other Expense rose due to an increase in personnel and G&A expenses related to the growth in the business.

As of March 31, 2015, we had 39% of our debt at fixed rates as shown in the chart below:

	March 31, 2015	% of Total
	($ in millions)
Floating-Rate Credit Facility	$321	61%
Fixed-Rate HASI asset backed debt	209	39%

Total Debt(1)	$530	100%

(1)	Excludes match-funded other nonrecourse debt of $111 million where the debt is match-funded with corresponding assets and we have no interest rate risk.

As of March 31, 2015, leverage, as measured by debt-to-equity, was 2.0 to 1. This calculation excludes securitizations that are not consolidated on our balance sheet (where the collateral is typically borrowings with U.S. government obligors) and our on balance sheet match funded nonrecourse debt.

“The combination of our key growth drivers of an increasing investment portfolio, margin expansion and operating leverage from an internally managed platform all contributed to our strong performance in the quarter,” said Chief Financial Officer Brendan Herron. “Having completed the equity raise in April, we are focused on putting the capital to work while executing on our plan to achieve our increased targets for financial leverage and fixed-rate debt financing.”

Conference Call and Webcast Information

Hannon Armstrong will host an investor conference call today at 5:00 pm ET. Interested parties are invited to listen to the conference call by dialing 1-877-407-0784, or for international callers, 1-201-689-8560. A replay will be available two hours after the call and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 13608851. The replay will be available until May 13, 2015. A webcast of the conference call will also be available through the Investor Relations section of our website, at www.hannonarmstrong.com.

A copy of this press release is also available on our website.

About Hannon Armstrong

We provide debt and equity financing to the energy efficiency and renewable energy markets. We focus on providing preferred or senior level capital to established sponsors and high credit quality obligors for assets that generate long-term, recurring and predictable cash flows. We are based in Annapolis, Maryland, and we elected and qualified to be taxed as a real estate investment trust (“REIT”) for federal income-tax purposes, beginning with our taxable year ended December 31, 2013.

Forward-Looking Statements

Some of the information contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “target,” or similar expressions, are intended to identify such forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements include those discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission, as well as in other reports that we file with the SEC. Those factors include:

•	our equity method investment in wind projects;

•	our expected recovery from the EnergySource LLC loan;

•	our acquisition and integration of American Wind Capital Company, LLC as well as subsequent real estate acquisitions;

•	our expectations related to payments under our $14 million senior secured debt securities in an operating wind project;

•	the state of government legislation, regulation and policies that support energy efficiency, renewable energy and sustainable infrastructure projects and that enhance the economic feasibility of energy efficiency, renewable energy and sustainable infrastructure projects and the general market demands for such projects;

•	market trends in our industry, energy markets, commodity prices, interest rates, the debt and lending markets or the general economy;

•	our business and investment strategy;

•	our ability to complete potential new financing opportunities in our pipeline;

•	our relationships with originators, investors, market intermediaries and professional advisers;

•	competition from other providers of financing;

•	our or any other companies’ projected operating results;

•	actions and initiatives of the U.S. federal, state and local governments and changes to U.S. federal, state and local government policies and the execution and impact of actions, initiatives and policies undertaken by these authorities;

•	the state of the U.S. economy generally or in specific geographic regions, states or municipalities; economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements on favorable terms, including securitizations;

•	general volatility of the securities markets in which we participate;

•	changes in the value of our assets, our portfolio of assets; our investment and underwriting process;interest rate and maturity mismatches between our assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	change in commodity prices;

•	effects of hedging instruments on our assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to qualify, and maintain our qualification, as a REIT for U.S. federal income-tax purposes;

•	our ability to maintain our exception from registration under the Investment Company Act of 1940;

•	availability of opportunities to originate energy efficiency, renewable energy and sustainable infrastructure projects;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

Forward-looking statements are based on beliefs, assumptions and expectations as of the date of this press release. We disclaim any obligation to publicly release the results of any revisions to these forward-looking statements reflecting new estimates, events or circumstances after the date of this earnings release.

The risks included here are not exhaustive. Additional factors could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Investor Relations

410-571-6189

investors@hannonarmstrong.com

EXPLANATORY NOTES

Non-GAAP Financial Measures

Core Earnings

Core Net Investment Revenue, Core Total Revenue, Core Other Expenses, net and Core Earnings (“Core Financial Metrics”) are non-GAAP financial measures. Core Net Investment Revenue reflects the wind equity investments adjusted to an effective interest method and the add back of non-cash real estate intangible amortization and the provision for credit losses, if any.

Our equity method investment in the wind projects is structured in a wind partnership “flip” structure where we, along with a number of other institutional investors, receive a pre-negotiated preferred return consisting of a priority distribution from the project cash flows along with tax attributes. Once this preferred return is achieved, the partnership flips and the project owner receives the majority of the cash flow with the institutional investors retaining an ongoing residual interest. Given this structure, we negotiated our purchase price of this investment based on our assessment of the expected cash flows from this investment discounted back to net present value based on a discount rate that represented an expected yield on the investment. This is similar to how we value the expected cash flows in financing receivables. Under U.S. GAAP, we are required to account for this investment utilizing the hypothetical liquidation at book value method (“HLBV”), in which we recognize income or loss based on the change in the amount each partner would receive if the assets were liquidated at book value, in this case, at the end of the immediately preceding quarter after adjusting for any distributions or contributions made during such quarter. As HLBV incorporates non-cash items, such as depreciation, and because we are entitled to receive a preferred return of cash flows on our investment independent of how profits and losses are allocated, the HLBV allocation does not, in our opinion, reflect the economics of our investment. As a result, and in an attempt to treat these investments in a manner similar to our other investments and our initial valuation, in calculating our Core Net Investment Revenue for the above periods, we adjusted the income we receive from this investment as if we were recognizing income or loss based on an effective interest methodology. Generally, under this methodology income is recognized over the life of the asset using a constant effective yield. The initial constant effective yield we selected is equal to the discount rate we used in making our investment decision. On at least a quarterly basis, we will review and, if appropriate, adjust this discount rate and the income or loss we receive from this investment for purposes of calculating our Core Net Investment Revenue in future periods, as necessary, to reflect changes in both actual cash flows received and our estimates of the future cash flows from the projects. We borrowed $115 million on a nonrecourse basis using this $144 million equity method investment as collateral. For the three months ended March 31, 2015, we collected cash distributions from the wind investment of $6.3 million and included in our U.S. GAAP investment interest expense was $1.7 million of interest expense related to the loan on this investment.

Core Other Expenses, net reflects the add back of non-cash equity-based compensation, amortization of intangible assets, GAAP HLBV income or loss on our equity method investment, and business acquisition costs, if any. Core Earnings represent earnings utilizing the adjustments for Core Net Investment Revenue and Core Other Expenses, net plus adjusting for any non-cash taxes and the minority interest. Our Core Financial Metrics are also adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges, if any, as approved by a majority of our independent directors.

We believe that the Core Financial Metrics provide an additional measure of our core operating performance by eliminating the impact of certain non-cash income and expenses and facilitating a comparison of our financial results to those of other comparable REITs with fewer or no non-cash charges and a comparison of our operating results from period to period. Our management uses Core Financial Metrics in this way. We believe that our investors also use our Core Financial Metrics or a comparable supplemental performance measure to evaluate and compare our performance to our peers, and as such, we believe that the disclosure of our Core Financial Metrics is useful to our investors.

Core Earnings does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), or an indication of our cash flows from operating activities (determined in accordance with GAAP), a measure of our liquidity or an indication of funds available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating our Core Financial Metrics may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our reported Core Earnings may not be comparable to the Core Earnings reported by other REITs.

The table below provides a reconciliation of the GAAP Net Investment Revenue, net to Core Net Investment Revenue:

	For the Three Months Ended
	March 31, 2015	March 31, 2014
	(in thousands)
Net Investment Revenue (GAAP)	$4,664	$2,382
Adjustments:
Real estate intangibles (1)	149	—
Equity affiliate adjustment (2)	2,830	—

Core Net Investment Revenue Adjustments	2,979	—

Core Net Investment Revenue (3)	$7,643	$2,382

(1)	Reflects add back of non-cash amortization of lease intangibles.
(2)	See discussion of Core Earnings above.
(3)	Core Net Investment Revenue plus GAAP Other Investment Revenue would equal Core Total Revenue, net of investment interest expense.

The table below provides a reconciliation of the GAAP Other Expenses, net to Core Other Expenses, net:

	For the Three Months Ended
	March 31, 2015	March 31, 2014
	(in thousands)
Other Expenses, net (GAAP)	$5,636	$2,826
Adjustments:
Non-cash equity-based compensation charge (1)	(2,201)	(450)
Equity affiliate adjustment(2)	(53)	—
Amortization of intangibles (3)	(50)	(51)

Core Other Expenses, net Adjustments	(2,304)	(501)

Core Other Expenses, net	$3,332	$2,325

(1)	Reflects add back of non-cash amortization of stock based compensation. Outstanding shares related to stock based compensation are included in Core Earnings eps calculation.
(2)	See discussion of Core Earnings above.
(3)	Adds back non-cash amortization of pre IPO intangibles.

We calculated our Core Earnings and provided a reconciliation of our net income to Core Earnings in the table below:

	For the Three Months Ended		For the Three Months Ended
	March 31, 2015	Per Share	March 31, 2014	Per Share
	($ in thousands, except per share data)
Net income attributable to controlling shareholders	$2,122	$0.07	$2,753	$0.17
Adjustments:
Core Net Investment Revenue Adjustments	2,979		—
Core Other Expenses, net Adjustments	2,304		501
Net income attributable to minority interest	25		60
Non-cash provision for taxes	(27)		60

Core Earnings(1)	$7,403	$0.27	$3,374	$0.20

(1)	Core Earnings per share for the three months ended March 31, 2015 and March 31, 2014, are based on 27,774,980 shares and 16,855,723 shares outstanding, respectively, which represent the weighted average number of fully diluted shares outstanding during such period and includes unvested restricted stock and the shares issuable upon redemption of limited partnership interests in the Operating Partnership as the income attributable to the minority interest is also included.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	For the Three Months Ended March 31,
	2015	2014
Net Investment Revenue:
Interest Income, Financing receivables	$8,328	$4,618
Interest Income, Investments	396	1,294
Rental Income	2,088	—

Investment Revenue	10,812	5,912
Investment interest expense	(6,148)	(3,530)

Net Investment Revenue	4,664	2,382
Provision for credit losses	—	—

Net Investment Revenue, net of provision for credit losses	4,664	2,382
Other Investment Revenue:
Gain on sale of receivables and investments	2,870	1,974
Fee income	226	1,343

Other Investment Revenue	3,096	3,317

Total Revenue, net of investment interest expense and provision	7,760	5,699

Compensation and benefits	(3,851)	(1,613)
General and administrative	(1,505)	(1,153)
Other, net	(227)	(60)
Loss from equity method investment in affiliate	(53)	—

Other Expenses, net	(5,636)	(2,826)

Net income before income taxes	2,124	2,873
Income tax benefit (expense)	23	(60)

Net Income	$2,147	$2,813

Net income attributable to non-controlling interest holders	25	60

Net Income attributable to controlling shareholders	$2,122	$2,753

Basic earnings per common share	$0.07	$0.17
Diluted earnings per common share	$0.07	$0.17
Weighted average common shares outstanding—basic	26,386,080	15,892,927
Weighted average common shares outstanding—diluted	26,386,080	16,494,309

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2015	December 31, 2014
Assets
Financing receivables	$553,600	$552,706
Financing receivables held-for-sale	40,397	62,275
Investments available-for-sale	22,809	27,273
Real estate	105,566	90,907
Real estate related intangible assets	24,791	23,058
Equity method investment in affiliate	137,507	143,903
Cash and cash equivalents	65,456	58,199
Restricted cash and cash equivalents	14,736	11,943
Other assets	29,810	39,993

Total Assets	$994,672	$1,010,257

Liabilities and Equity
Liabilities:
Accounts payable, accrued expenses and other	$10,962	$11,408
Deferred funding obligations	72,336	88,288
Credit facility	321,184	315,748
Asset-backed nonrecourse notes (secured by assets of $241 million and $248 million, respectively)	208,585	208,246
Other nonrecourse debt (secured by financing receivables of $95 million and $108 million, respectively)	110,954	112,525

Total Liabilities	724,021	736,215

Equity:
Preferred stock, par value $0.01 per share, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.01 per share, 450,000,000 shares authorized, 26,429,882 and 26,377,111 shares issued and outstanding, respectively	264	264
Additional paid in capital	295,999	293,635
Retained deficit	(30,151)	(25,006)
Accumulated other comprehensive income	485	406
Non-controlling interest	4,054	4,743

Total Equity	270,651	274,042

Total Liabilities and Equity	$994,672	$1,010,257